                                  SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
          (Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934)

Filed by the Registrant  [X]
Filed by a party other than the Registrant [_]

Check the appropriate box:
[_] Preliminary Proxy Statement                [_] Confidential, For Use of the
                                                   Commission Only (as permitted
                                                   by Rule 14a-6(e)-2)
[X] Definitive Proxy Statement
[_] Definitive Additional Materials
[_] Soliciting Material Pursuant to
    (S)240.14a-11(c) or (S)240.14a-12

                          MedSource Technologies, Inc.
--------------------------------------------------------------------------------
                  (Name of Registrant Specified in Its Charter)

--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if Other Than Registrant)

Payment of Filing Fee (Check the appropriate box):
[X] No fee required
[_] Fee computed on table below per Exchange
    Act Rules 14a-6(i)(1) and 0-11

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

[_] Fee paid previously with preliminary materials:
(1) Amount previously paid:
(2) Form, Schedule or Registration Statement No.:
(3) Filing party:
(4) Date filed:

                          MEDSOURCE TECHNOLOGIES, INC.
                          110 Cheshire Lane, Suite 100
                          Minneapolis, Minnesota 55305

                               _________________

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                November 4, 2003

TO THE STOCKHOLDERS OF
MEDSOURCE TECHNOLOGIES, INC.

     The annual meeting of stockholders of MedSource Technologies, Inc. will be held at the offices of Jenkens & Gilchrist Parker Chapin LLP, 405 Lexington Avenue, New York, New York 10174, on Tuesday, November 4, 2003, at 2:00 p.m., local time, to consider the following:

     1. The election of two Class II directors to serve until the annual meeting of stockholders to be held in 2006 and until their respective successors are elected and qualified;

     2. A proposal to ratify the action of our board of directors in appointing Ernst & Young LLP as our independent auditors for the fiscal year ending June 30, 2004; and

     3. Such other business as may properly come before the meeting or any adjournments or postponements thereof.

     Only stockholders of record at the close of business on September 25, 2003 will be entitled to notice of, and to vote at, the meeting and any adjournments or postponements thereof.

     You are cordially invited to attend the meeting. Whether or not you plan to be present, kindly fill out and sign the enclosed proxy exactly as your name appears on the proxy, and mail it promptly in order that your vote can be recorded. A return envelope is enclosed for your convenience and requires no postage if mailed within the United States. The giving of this proxy will not affect your right to vote in person in the event that you find it convenient to attend the meeting.

                                             By Order of the Board of Directors

                                             William J. Kullback, Secretary

Minneapolis, Minnesota
October 2, 2003

                          MEDSOURCE TECHNOLOGIES, INC.
                          110 Cheshire Lane, Suite 100
                          Minneapolis, Minnesota 55305

                                 PROXY STATEMENT
                                       For
                         ANNUAL MEETING OF STOCKHOLDERS

General

     We are sending you this proxy statement on or about October 3, 2003, in connection with the solicitation by our board of directors of proxies in the accompanying form for use at our annual meeting to be held at 2:00 p.m., New York time, on Tuesday, November 4, 2003 and at any adjournments or postponements thereof. The annual meeting will be held at the offices of Jenkens & Gilchrist Parker Chapin LLP, 405 Lexington Avenue, New York, New York 10174. Our principal executive offices are located at 110 Cheshire Lane, Suite 100, Minneapolis, Minnesota 55305 and our telephone number is (952) 807-1234.

Votes Required and Board of Directors' Recommendation

     Only holders of record of our common stock as of the close of business on September 25, 2003 are entitled to notice of, and to vote at, our annual meeting. As of the close of business on that date, there were outstanding an aggregate of 28,822,266 shares of our common stock. Each outstanding share of our common stock on that date is entitled to one vote upon each matter to be acted upon at the annual meeting.

     The presence, in person or by proxy, of more than 50% of the total outstanding shares of common stock entitled to vote at our annual meeting will constitute a quorum to transact business.

     A plurality of votes cast at the annual meeting in person or by proxy is required for the election of each nominee to serve as a director. The affirmative vote of a majority of votes cast at the annual meeting in person or by proxy is required to ratify the selection of Ernst & Young as our independent auditors for fiscal 2003.

     Our board of directors has unanimously approved ALL of the matters submitted to stockholders in this proxy statement and recommends that stockholders vote "FOR" each such matter.

Voting By and Revocability of Proxies

     All proxies received will be voted in accordance with the specifications made thereon or, in the absence of specification: (a) for the election of all nominees named herein to serve as directors, and (b) in favor of the proposal to ratify the appointment of Ernst & Young LLP as our independent auditors. Management does not intend to bring before the annual meeting any matters other than those specifically described above and knows of no other matters to come before the annual meeting. If any other matters or motions come before the annual meeting, it is the intention of the persons named in the accompanying form of proxy to vote proxies in accordance with their judgment on those matters or motions, including any matter dealing with the conduct of the annual meeting.

     Proxies may be revoked at any time prior to their exercise by written notification to our Secretary at our principal executive offices located at 110 Cheshire Lane, Suite 100, Minneapolis, Minnesota 55305, by voting at the annual meeting or by submitting a later dated proxy.

Withholding Votes for Election of Directors, Abstentions and Broker Non-Votes

     Votes withheld, in the case of the election of directors, and abstentions with respect to the ratification of the selection of our independent auditors will not be considered votes cast in the final tally of votes with regard to those proposals but will be counted in determining whether a quorum is present.

     If you hold your shares through a broker, bank or other representative, generally the broker or other representative may only vote the shares that it holds for you in accordance with your instructions. However, if the broker or other representative does not timely receive your instructions, it may vote on certain matters for which it has discretionary authority. If a broker or other representative cannot vote on a particular matter because it does not have discretionary voting authority, this is a "broker non-vote" on that matter. Brokers and other representatives will be able to exercise discretionary voting authority on each matter that is presently scheduled to come before the meeting.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                              OWNERS AND MANAGEMENT

     The following table sets forth information, as of September 25, 2003, regarding the beneficial ownership of:

     . our common stock by each person or group of affiliated persons that beneficially owns more than 5% of our outstanding common stock;

     .    our common stock by each of our directors;

     . our common stock by each of our executive officers named in the Summary Compensation Table; and

     . our common stock by all of our directors and executive officers as a group.

     Unless otherwise indicated below, the address for each listed director and executive officer is MedSource Technologies, Inc., 110 Cheshire Lane, Suite 100, Minneapolis, Minnesota 55305. We have determined beneficial ownership in accordance with the rules of the SEC and, as a result, include voting and investment power with respect to shares. To our knowledge, except under applicable community property laws or as otherwise indicated, the persons named in the table have sole voting and sole investment control with respect to all shares shown as beneficially owned. The percentage of ownership of common stock for each stockholder is based on 28,822,266 shares of our common stock outstanding as of September 25, 2003. The number of shares of our common stock outstanding used in calculating the percentage for each listed person includes the shares of our common stock underlying the options and warrants held by that person that are exercisable within 60 days following September 25, 2003.

                                                                  Number of Shares           Percentage of Shares
Beneficial Owner                                                 Beneficially Owned           Beneficially Owned
----------------                                                 ------------------           ------------------
Richard J. Effress(a) ......................................               652,985                     2.3
Daniel C. Croteau(b) .......................................               114,843                      *
William G. Ellerkamp(c) ....................................                10,356                      *
Ralph M. Polumbo(d) ........................................                94,890                      *
R. Richard Snider(e) .......................................               188,997                      *
Joseph Ciffolillo(f) .......................................                44,552                      *
Paul E. Fulchino (g) .......................................                 5,896                      *
John Galiardo(h) ...........................................                44,985                      *
William J. Kidd(i) .........................................             2,211,751                     7.7
T. Michael Long(j) .........................................             3,434,740                    11.9
Ross Manire(k) .............................................                79,550                      *
Carl S. Sloane(l) ..........................................                30,686                      *
The 1818 Fund III, L.P. (m) ................................             3,418,366                    11.9
Carla G. Kidd(n) ...........................................             2,211,751                     7.7
State of Wisconsin Investment Board (o) ....................             2,184,000                     7.6
Funds Affiliated with Whitney & Co.(p) .....................             2,084,689                     7.2
Jennison Associates LLC(q) .................................             1,457,500                     5.1
All directors and executive officers as a group
  (12 persons)(r) ..........................................             7,120,121                    24.7

___________
*    Represents less than 1% of our outstanding common stock.
(a) Includes (1) 5,027 shares of restricted stock; (2) 644,234 shares of our common stock (which include 244,444 shares of restricted stock) owned by a family limited partnership, the general partner of which is a limited liability company in which Mr. Effress's spouse holds a majority interest and Mr. Effress holds a minority interest, and the limited partners of which are Mr.

     Effress's spouse and the trust referred to in the following clause (3); and
     (3) 3,724 shares of our common stock owned by a trust established for the benefit of Mr. Effress's children. Mr. Effress disclaims beneficial ownership of all of the foregoing shares.
(b) Includes 112,833 shares of restricted stock. (c) Includes 1,659 shares of restricted stock. (d) Includes 90,627 shares of restricted stock.
(e) Includes (1) 112,847 shares of restricted stock and (2) 66,380 shares of our common stock that are owned by a trust. (f) Includes (1) 13,333 shares of restricted stock and (2) 28,178 shares of our common stock beneficially owned by River Edge Partners, Inc.
(g) Includes 7,076 shares of restricted stock. (h) Includes 13,333 shares of restricted stock.
(i) Includes (1) 725,593 shares of our common stock that are owned by Mr. Kidd's spouse; (2) 665,098 shares of our common stock owned by a trust for the benefit of Mr. Kidd's spouse and descendants; (3) 806,990 shares of our common stock owned by certain trusts established for the benefit of Mr. Kidd's children; and (4) 13,333 shares of restricted stock. Mr. Kidd disclaims beneficial ownership of the shares owned by his spouse and the foregoing trusts.
(j) Includes 13,333 shares of restricted stock. Mr. Long, a general partner of Brown Brothers Harriman & Co., which is the general partner of The 1818 Fund III, L.P., may be deemed to be the beneficial owner of shares held of record by The 1818 Fund III, L.P. (see footnote (l) below) due to his role as co-manager of The 1818 Fund III, L.P. Mr. Long disclaims beneficial ownership of the shares beneficially owned by The 1818 Fund III, L.P., except to the extent of his pecuniary interest therein.
(k) Includes (1) 13,333 shares of restricted stock; (2) 48,833 shares of our common stock beneficially owned by Manire Limited Partnership; and
     (3)16,666 shares of our common stock issuable upon exercise of a warrant. Mr. Manire is a director and officer of Odyssey Corp., the general partner of Manire Limited Partnership.
(l)  Includes 13,333 shares of restricted stock.
(m) Represents shares owned of record by The 1818 Fund III, L.P. Brown Brothers Harriman & Co. is the general partner of The 1818 Fund III. Mr. Long and Michael C. Tucker are partners of Brown Brothers Harriman & Co. and have the power to vote and dispose of these shares, but each disclaims beneficial ownership except to the extent of his pecuniary interest. The address of each beneficial owner is 59 Wall Street, New York, New York 10005.
(n) Includes (1) 14,070 shares of our common stock that are owned by Mrs. Kidd's spouse (including 13,333 shares of restricted stock); (2) 665,098 shares of our common stock owned by a trust for the benefit of Mrs. Kidd and her spouse's descendants; and (3) 806,990 shares of our common stock owned by certain trusts established for the benefit of Mrs. Kidd's children. Mrs. Kidd disclaims beneficial ownership of the shares owned by her spouse and by the foregoing trusts. Mrs. Kidd's address is c/o Kidd & Company, LLC, Three Pickwick Plaza, Greenwich, Connecticut 06830.
(o) The address of the beneficial owner is P.O. Box 7842, Madison, Wisconsin 57307. The listed information is based upon information contained in filings with the SEC.
(p) Represents 2,035,758 shares of our common stock owned by J.H. Whitney III, L.P. and 48,931 shares owned by Whitney Strategic Partners III, L.P. J.H. Whitney Equity Partners III, LLC is the general partner of J.H. Whitney III and Whitney Strategic Partners III and has voting and investment power over their shares. Each of these funds is affiliated with Whitney & Co., LLC. Peter M. Castleman, Michael R. Stone, William Laverack, Jr., Jeffrey R. Jay, Daniel J. O'Brien, James H. Fordyce and Joseph D. Carrabino, Jr. are managing members of J.H. Whitney Equity Partners III, LLC. Accordingly, they may be deemed to share beneficial ownership of the shares beneficially owned by J.H. Whitney III and Whitney Strategic Partners III, although they disclaim this beneficial ownership except to the extent of their pecuniary interest in J.H. Whitney III and Whitney Strategic Partners III. The address of each beneficial owner is 177 Broad Street, Stamford, Connecticut 06901. The listed information is based upon information contained in filings with the SEC.

(q) The address of the beneficial owner is 466 Lexington Avenue, New York, NY 10017. The listed information is based upon information contained in filings with the SEC.
(r) Includes (1) 836,325 shares of restricted stock; and (2) 16,666 shares of our common stock issuable upon exercise of a warrant.

                              ELECTION OF DIRECTORS

     Our board of directors presently consists of eight directors, divided into three classes. The terms of office of Class I, Class II and Class III directors expire at our annual meetings of stockholders to be held during 2005, 2003 and 2004, respectively. At each annual meeting, directors are chosen to succeed those in the class whose term expires at that annual meeting to serve for a term of three years each and until their respective successors are elected and qualified.

     Unless otherwise directed, persons named in the enclosed proxy intend to cast all votes pursuant to proxies received for the election of John W. Galiardo and Carl S. Sloane as Class II directors to serve until the 2006 annual meeting of stockholders and until his successor is elected and qualified (those persons are referred to in this proxy statement as the "nominees"). Each nominee currently serves as a director and has indicated his availability to serve as a director. In the event that any of the nominees should become unavailable or unable to serve for any reason, the holders of the proxies have discretionary authority to vote for one or more alternate nominees who will be designated by our board.

     A plurality of the votes cast at our annual meeting in person or by proxy is required for the election of each nominee. Votes withheld will have no effect on the outcome of the election of directors.

     Our board unanimously recommends a vote "FOR" each nominee.

Background of Nominees, Continuing Directors and Non-Director Executive Officers

     The following tables set forth the name, age (as of September 25, 2003) and background of each of our directors.

     Nominees for terms expiring in 2006 (Class II)

Name                           Age                                       Background
----                          -----                                     ------------
John W. Galiardo ..........     69     Mr. Galiardo has been a director of MedSource since January 2000. From 1977 until his retirement in January 2000, he worked at Becton Dickinson, a medical technology company, where he was Vice Chairman and General Counsel.
                                       He is a director of VISX Incorporated, a company that develops products and procedures to improve eyesight using lasers. Jack received a B.S. from the
                                       University of Maryland and an LL.B. from Columbia Law School.

Carl S. Sloane ............     66     Mr. Sloane was a director of MedSource from January 2000 through October 2000 and re-joined our board in January 2002. He was the Ernest L. Arbuckle
                                       Professor of Business Administration at Harvard Business School from 1991 until his retirement in 2000, and is presently Professor Emeritus.
                                       Previously, Carl spent thirty years in management consulting, the last twenty with the firm he co-founded, Temple, Barker & Sloane, Inc., and its successor firm, Mercer Management Consulting, where he served as Chairman and Chief
                                       Executive Officer. He is also an independent consultant and serves as a director of Rayonier Inc., a forest products company, and The Brinks Co., a global business and security services company.

         Directors Whose Terms Expire in 2004 (Class III)

Name                           Age                                       Background
----                          -----                                     ------------
Joseph Ciffolillo .........     64     Mr. Ciffolillo has been a director of MedSource since April 2001. From 1983 until his retirement in May 1997, he worked at Boston Scientific, a medical technology company, most recently as Chief Operating Officer. Prior to Boston
                                       Scientific, he worked in several positions at Johnson & Johnson, a diversified medical products company, where he last served as president of
                                       Johnson & Johnson Orthopedics. He serves as a director of Boston Scientific and as Chairman of the Advisory Board of the Health Science Technology
                                       Division of Harvard University and Massachusetts Institute of Technology.
                                       Mr. Ciffolillo received his B.A. from Bucknell University.

Paul E. Fulchino ..........     56     Mr. Fulchino has been a director of MedSource since July 2003. He has served as Chairman of the Board of Directors, President and Chief Executive Officer
                                       of Aviall, Inc., a provider to the aerospace aftermarket of new aviation parts, supply-chain management and other related value-added services, since
                                       January 2000.  From 1996 to 1999, Mr. Fulchino was President and Chief
                                       Operating Officer of B/E Aerospace, Inc., a leading supplier of aircraft cabin interior products and services.  From 1990 to 1996, Mr. Fulchino served in the capacities of President and Vice Chairman of Mercer Management
                                       Consulting, Inc., an international general management consulting firm.  Mr.
                                       Fulchino is also a director of Aviall, Inc., The Sports Authority, Inc., a member of the President's Advisory Board of Embry-Riddle Aeronautical
                                       University, and a director of several privately-held companies.

Ross Manire ...............     51     Mr. Manire has been a director of MedSource since November 2000. Mr. Manire has been Chairman and CEO of ClearLinx Network Corporation, a wireless network company, since September 2002.  Mr. Manire was President of
                                       Flextronics Enclosures, a division of Flextronics International, an electronics contract manufacturer from September 2000 until August 2002. He was the President and CEO of Chatham Technologies, Inc., which merged with
                                       Flextronics in September 2000. Prior to joining Chatham in 1999, Ross was
                                       Senior Vice President of the Carrier Systems Business Unit of 3Com
                                       Corporation, a provider of networking solutions, a position he held since
                                       1997. Previously, he served in various executive positions with U.S. Robotics including Chief Financial Officer, Senior Vice President, Operations, and
                                       General Manager, Network Systems Division.  Mr. Manire is also a director of
                                       Zebra Technologies Corp., a manufacturer of products used in automatic identification, debt collection and personnel identification.  Mr. Manire holds a B.A. from Davidson College and an M.B.A. from the University of
                                       Chicago.

     Directors Whose Terms Expire in 2005 (Class I)

Name                           Age                                       Background
----                          -----                                     ------------
Richard J. Effress ........     33     Mr. Effress was a co-founder of MedSource, has been the Chairman of our board of directors since inception and became Chief Executive Officer in January
                                       2000.  From May 1997 until January 2000, he worked as a principal at Kidd &
                                       Company, a venture management firm, of which he is also a founder. While at
                                       Kidd & Company he participated in the development of Chatham Technologies, a provider of custom electronic enclosure systems for the communications industry. Previously, he was an associate at Kidd, Kamm & Company, a private equity investment firm. Mr. Effress received a B.S. from the Wharton School of the University of Pennsylvania and an M.B.A. from Harvard Business School, where he was a Baker Scholar.

T. Michael Long ...........     60     Mr. Long has been a director of MedSource since October 2000. He has been a
                                       Partner of Brown Brothers Harriman & Co., an investment bank, since 1983 and has been with Brown Brothers Harriman since 1971. He serves as a director of
                                       HCA, a company that owns and operates hospitals and related health care entities, Vaalco Energy Company, an independent energy company, and Genesee &
                                       Wyoming, a company that operates short line and regional freight railroads and provides related rail services.  Mr. Long received a B.A. from Harvard
                                       University and an M.B.A. from Harvard Business School.

William J. Kidd ...........     62     Mr. Kidd was a co-founder of MedSource and has been a director since our inception. Bill was a founding principal of Kidd & Company, a venture management firm he founded in 1997. Prior to Kidd & Company, Mr. Kidd was a founding partner of Kidd, Kamm & Company, a private equity investment firm.
                                       He received a B.A. and M.B.A. from Cornell University.

     Information About Non-Director Executive Officers

     The following table sets forth the name, age (as of September 25, 2003) and background of each of our executive officers and key employees who is not a director.

Name                           Age                                       Background
----                          -----                                     ------------
Daniel C. Croteau .........     38     Mr. Croteau joined MedSource in August 1999 as Director of Business
                                       Development, became our Vice President--Business Development in January 2000,
                                       became our Vice President--Corporate Development in December 2001 and became our Senior Vice President - Corporate Development in November 2002.  From
                                       July 1997 until July 1999, he was a consultant at Booz Allen & Hamilton in
                                       Sydney, Australia. Previously, he worked at General Electric, a diversified industrial corporation, in various technical marketing, sales, and general management roles.  Mr. Croteau has a B.S. in Mechanical Engineering from the
                                       University of Vermont and an M.B.A. from Harvard Business School.

Name                             Age                                   Background
----                             ---                                   ----------
Rolf Dahl .................      40    Mr. Dahl joined MedSource in October 2002 as Vice President -- Business
                                       Excellence.  From March 1998 to October 2002, Mr. Dahl served as an executive director at Cummins Inc., a manufacturer of engines and turbines.  From
                                       September 1996 until March 1998, he was a plant manager for Cummins.

William Ellerkamp .........      44    Mr. Ellerkamp joined MedSource in June 2000 as Vice President--Market
                                       Development.  From March 2000 until July 2000, he was an independent consultant, performing services relating to the e-commerce and medical device industries.  From September 1997 until March 2000, he worked at TFX Medical, a supplier of engineered components, assemblies and products to medical device and original equipment manufacturers, most recently as President.
                                       Prior to that he spent over ten years in Europe with Teleflex and Rusch
                                       International in various sales and marketing positions.  Mr. Ellerkamp has a
                                       B.A. from Colgate University and an M.B.A. from the London Business School.

William J. Kullback .......      43    Mr. Kullback joined MedSource in November 2002 as Senior Vice President --
                                       Finance, Chief Financial Officer, Secretary and Treasurer.  From 1999 until
                                       2002, he served as Executive Vice President and Chief Financial Officer of
                                       Pemstar, Inc., a multi-national corporation in the electronic manufacturing services industry.  Prior to Pemstar, Mr. Kullback served from 1995 until
                                       1999 as the Chief Financial Officer of Crenlo, Inc., a manufacturer of fabricated metal products.  Before Crenlo, Mr. Kullback worked in various positions with the Stant Corporation, a manufacturer of automotive parts, including Corporate Controller and CFO of Stant's Plews Tool subsidiary.
                                       From 1987 to 1990, Mr. Kullback worked as a consultant in the audit and manufacturing consulting practices of Price Waterhouse.  Mr. Kullback received both his B.A. and M.B.A. from the State University of New York at
                                       Buffalo.

Ralph Polumbo .............      51    Mr. Polumbo joined MedSource in April 1999 as Vice President--Human Resources
                                       and Integration. From 1995 until 1999, he worked at Rubbermaid, a company that produces and markets products principally in the home, juvenile and commercial products categories, where he held several positions including
                                       Vice President of Integration and Vice President of Human Resources for
                                       Rubbermaid's Home Products division. Previously, he worked at The Stanley
                                       Works, a tool manufacturer, in a variety of positions including Vice
                                       President of Human Resources and Vice President of Operations.  Mr. Polumbo
                                       has a B.S. from the Wharton School of the University of Pennsylvania and a
                                       Masters of Labor and Industrial Relations from Michigan State University.

Name                           Age                                     Background
----                           ---                                     ----------
Robert R. Snider ..........    52      Mr. Snider joined MedSource in February 2000 as Vice President--New Product
                                       Introduction and became our Senior Vice President - New Product Introduction in November 2002.  From 1996 until 2000, he worked at Bridge Medical, a start-up medical device and information company, where he was a Vice
                                       President and co-founder. Prior to that, he served in various senior management positions at Amcare Health Services, McGaw, and Quest Medical.
                                       Mr. Snider has a B.S. degree in Mechanical Engineering from Southern
                                       Methodist University and an M.B.A. from Louisiana State University.

Committees of the Board

       We have an audit committee, a compensation and management development committee and a nominating and governance committee.

       Our audit committee consists of Messrs. Ciffolillo, Fulchino, Long and Manire (Mr. Sloane served as a member of our audit committee until Mr. Fulchino was elected to our board and our audit committee in July 2003), each of whom we believe meets the independence requirements for audit committee members under the listing standards of the Nasdaq Stock Market's National Market, on which our common stock is listed. Our audit committee provides assistance to our directors in fulfilling their oversight responsibility to ensure that management is maintaining an adequate system of internal controls to assure:

       . that assets are safeguarded and that financial reports are properly presented;

       .  consistent application of generally accepted accounting principles;
          and

       .  compliance with management's policies and procedures.

       The specific functions and responsibilities of our audit committee are set forth in our audit committee's written charter, which was adopted by our board of directors. Our audit committee reviews and reassesses the charter annually and recommends any changes to the board for approval. A copy of the charter is attached as Appendix A to this proxy statement. A report of our audit committee appears under the caption "--Audit Committee Report" below. Our audit committee met four times during the past fiscal year.

       Our compensation and management development committee consists of Messrs. Ciffolillo, Galiardo, Long and Sloane and is authorized to determine management and executive compensation and establish health and benefit plans and other compensation policies. Our compensation and management development committee is also responsible for the administration of our stock plans, including reviewing management's recommendation with respect to grants of awards and taking other actions that may be required in connection with our compensation and incentive plans. Our compensation and management development committee met six times during the past fiscal year and acted by written consent on one occasion during the past fiscal year.

       Our nominating and governance committee consists of Messrs. Sloane, Fulchino and Kidd (Mr. Long served as a member of our nominations and governance committee from its formation in November 2002 until Mr. Fulchino was elected to our board and our nominating and governance committee in July 2003) and is authorized to assist the board by identifying individuals qualified to become board members, and to recommend to the board the director nominees at each annual meeting of stockholders. Our nominating and governance committee is also responsible for recommending corporate governance guidelines, leading the board in its annual review of its own performance and recommending nominees for each committee. Stockholders may submit names of qualified candidates for director, along with detailed on their backgrounds to our Secretary for referral to our nominating and governance committee. Our nominating and governance committee met one time during the past fiscal year.

       Our board met seven times during the past fiscal year. Other than Messrs. Ciffolillo and Long, each incumbent director attended at least 75% of the meetings of our board and committees on which he served that were held during the fiscal year.

Audit Committee Report

       Management has the primary responsibility for our financial reporting process, including our financial statements, while our board is responsible for overseeing our accounting, auditing and financial reporting practices. Our independent auditors have responsibility for examining our annual financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States. In assisting our board in fulfilling its oversight responsibility with respect to our year ended June 30, 2003, our audit committee:

       . reviewed and discussed the audited financial statements for our fiscal year ended June 30, 2003 with management and Ernst & Young LLP, our independent auditors;

       . discussed with Ernst & Young the matters required to be discussed by Statement on Auditing Standards No. 61, as amended by Statement of Auditing Standards 90, relating to the conduct of the audit; and

       . received the written disclosures and the letter from Ernst & Young regarding its independence as required by Independence Standards Board Standard No. 1.

       Our audit committee also discussed Ernst & Young's independence with Ernst & Young and considered whether the provision of non-audit services rendered by Ernst & Young was compatible with maintaining its independence under Securities and Exchange Commission rules governing the independence of a company's outside auditors. See "Ratification of the Selection of Auditors."

       Based on the foregoing review and discussions, our audit committee recommended to our board that our audited financial statements for the fiscal year ended June 30, 2003 be included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission for that year.

                                                Respectfully,

                                                Ross Manire, Chairman
                                                Joseph Ciffolillo
                                                Paul E. Fulchino
                                                T. Michael Long

                             EXECUTIVE COMPENSATION

Summary Compensation Table

         The following table sets forth the compensation earned by our Chief Executive Officer and our four other most highly compensated executive officers during our fiscal years ended June 30, 2003, 2002 and 2001:

                                                                                      Long-Term
                                                                                      ---------
                                                                                 Compensation Awards
                                                                                 -------------------
                                                             Annual           Restricted      Number of
                                                          Compensation          Stock        Securities
                                                          ------------
                                                Fiscal                          Awards       Underlying      All Other
                                                 Year   Salary      Bonus         ($)        Options(#)    Compensation
                                                 ----   ------      -----        ------      ----------    ------------
 Richard J. Effress .........................    2003  $291,511    $48,586     $635,054 (a)   50,000 (b)             --
    Chairman and Chief Executive Officer         2002   268,750     28,400               --  100,000 (b)             --
                                                 2001   250,000     50,000               --  300,000 (b)             --
 Daniel C. Croteau ..........................    2003   232,219     19,352      288,140 (c)   20,000 (b)             --
    Senior Vice President - Corporate            2002   206,458     11,619               --   41,620 (b)             --
    Development                                  2001   152,083     30,751               --   50,000 (b)     23,648 (d)
 R. Richard Snider ..........................    2003   220,246     18,354      284,539 (e)   15,000 (b)             --
    Senior Vice President - Operations           2002   186,250      9,332               --   15,000 (b)             --
     and Engineering Services                    2001   170,000     30,641               --   10,000 (b)             --
 Ralph Polumbo ..............................    2003   198,329     16,528      102,627 (f)   10,000 (b)             --
    Vice President - Human Resources and         2002   186,250      9,814               --   25,000 (b)             --
    Integration                                  2001   175,000     35,000               --           --             --
 William G. Ellerkamp .......................    2003   184,485     25,374        1,659 (g)    8,500 (b)             --
    Vice President - Market Development          2002   178,750      9,332               --           --             --
                                                 2001   178,750     35,750               --   27,500 (b)             --

__________
(a) Reflects the value as of the date of grant of 2,513 shares that vested on July 29, 2003 and 2,514 shares that will vest on July 29, 2004. Also reflects the value as of the date of grant of: (i) 171,111 shares that will vest in four equal installments on April 22, 2004, 2005, 2006 and 2007; (ii) 73,333 shares that will vest on April 22, 2009 or earlier, in one or more installments, if our common stock meets certain price targets prior to April 22, 2007; and (iii) 14,667 shares that will vest if our common stock meets certain price targets prior to April 22, 2007. Based on the closing price per share of our common stock on the Nasdaq Stock Market on June 30, 2003, the last day of our most recently completed fiscal year, the value of all of the foregoing shares of restricted stock was $1,119,945. As discussed under "Security Ownership of Certain Beneficial Owners and Management," these shares are beneficially owned by a family limited partnership, the general partner of which is a limited liability company in which the named executive officer's spouse holds a majority interest and the named executive officer holds a minority interest, and the limited partners of which are the named executive officer's spouse and a trust established for the benefit of the named executive officer's current and future children. Vesting of the foregoing shares of restricted stock will accelerate in connection with a change of control of MedSource as discussed under "-- Employment Arrangements" and upon the death or disability of the named executive officer. Any dividends that we declare on our common stock will be paid on the foregoing shares of restricted stock, other than the 14,667 shares referred to above.
(b) As discussed under "Ten-Year Option Repricing" below, the named executive officer has exchanged these options (and, in some instances, certain additional options) for new options to be granted at the first meeting of our compensation and management development committee held after December 7, 2003.
(c) Reflects the value as of the date of grant of 1,028 shares that vested on July 29, 2003 and 1,029 shares that will vest on July 29, 2004. Also reflects the value as of the date of grant of: (i) 77,777 shares that will vest in four equal installments on April 22, 2004, 2005, 2006 and 2007; (ii) 33,333 shares that will vest on April 22, 2009 or earlier, in one or more installments, if our common stock meets certain price targets prior to April 22, 2007; and (iii) 6,667 shares that will vest if our common stock meets certain price targets prior to April 22, 2007. Based on the closing price per share of our common stock on the Nasdaq Stock Market on June 30, 2003, the last day of our most recently completed fiscal year, the value of all of the foregoing shares of restricted stock was $508,096. Vesting of the foregoing shares of restricted stock will accelerate in connection with a change of control of MedSource as discussed under "-- Employment Arrangements" and upon the death or disability of the named executive officer. Any dividends that we declare on our common stock will be paid on the foregoing shares of restricted stock, other than the 6,667 shares referred to above.
(d) We reimbursed the named executive for relocation-related expenses in the amount listed under "All Other Compensation."
(e) Reflects the value as of the date of grant of 868 shares that vested on July 29, 2003 and 869 shares that will vest on July 29, 2004. Also reflects the value as of the date of grant of: (i) 77,777 shares that will vest in four equal installments on April 22, 2004, 2005, 2006 and 2007; (ii) 33,333 shares that will vest on April 22, 2009 or earlier, in one or more installments, if our common stock meets certain price targets prior to April 22, 2007; and (iii) 6,667 shares that will vest if our common stock meets certain price targets prior to April 22, 2007. Based on the closing price per share of our common stock on the Nasdaq Stock Market on June 30, 2003, the last day of our most recently completed fiscal year, the value of all of the foregoing shares of restricted stock was $506,740. Vesting of the foregoing shares of restricted stock will accelerate in connection with a change of control of MedSource as discussed under "-- Employment Arrangements" and upon the death or disability of the named executive officer. Any dividends that we declare on our common stock will be paid on the foregoing shares of restricted stock, other than the 6,667 shares referred to above.
(f) Reflects the value as of the date of grant of 868 shares that vested on July 29, 2003 and 869 shares that will vest on July 29, 2004. Also reflects the value as of the date of grant of: (i) 62,223 shares that will vest in four equal installments on April 22, 2004, 2005, 2006 and 2007; (ii) 26,667 shares that will vest on April 22, 2009 or earlier, in one or more installments, if our common stock meets certain price targets prior to April 22, 2007; and (iii) 5,333 shares that will vest if our common stock meets certain price targets prior to April 22, 2007 Based on the closing price per share of our common stock on the Nasdaq Stock Market on June 30, 2003, the last day of our most recently completed fiscal year, the value of all of the foregoing shares of restricted stock was $406,870. Vesting of the foregoing shares of restricted stock will accelerate in connection with a change of control of MedSource as discussed under "-- Employment Arrangements" and upon the death or disability of the named executive officer. Any dividends that we declare on our common stock will be paid on the foregoing shares of restricted stock, other than the 5,333 shares referred to above.
(g) Reflects the value as of the date of grant of 868 shares that vested on July 29, 2003 and 869 shares that will vest on July 29, 2004. Based on the closing price per share of our common stock on the Nasdaq Stock Market on June 30, 2003, the last day of our most recently completed fiscal year, the value of all of the foregoing shares of restricted stock was $7,365. Vesting of the foregoing shares of restricted stock will accelerate in connection with a change of control of MedSource as discussed under "-- Employment Arrangements" and upon the death or disability of the named executive officer. Any dividends that we declare on our common stock will be paid on the foregoing shares of restricted stock.

Option Grants during Year Ended June 30, 2003

         The following table shows grants of stock options to our Chief Executive Officer and to the other executive officers named in the Summary Compensation Table above during our fiscal year ended June 30, 2003.

         All options were granted under our 1999 stock plan. These options were granted at exercise prices equal to the fair market value of our common stock as determined by our board of directors on the dates of grant. The percentage of options granted is based on options to purchase an aggregate of 671,750 shares of our common stock granted by us during the fiscal year ended June 30, 2003 to our employees, including the named executive officers.

         The potential realizable value amounts in the last two columns of the following chart are based on the assumption that our common stock appreciates at the annual rate shown, compounded annually, from the date of grant until the expiration of the 10-year term. These number are calculated based on the requirements of the SEC and do not reflect our estimate of future stock price growth.

                                                Individual Grants                              Potential
                                                                                            Realizable Value
                                                                                               at Assumed
                             Number of      Percent of                                      Annual Rates of
                             Securities   Total Options                                       Stock Price
                             Underlying     Granted to       Exercise                        Appreciation
                              Options      Employees in      Price per    Expiration          for Option
Name                          Granted     Fiscal Year (%)    Share ($)      Date          5%            10%
----                          -------     ---------------    ---------      ----          --            ---
Richard J. Effress .......    50,000(a)               7.4      11.47         (b)          (b)           (b)
Daniel C. Croteau ........    20,000(a)               3.0      11.47         (b)          (b)           (b)
R. Richard Snider ........    15,000(a)               2.2      11.47         (b)          (b)           (b)
Ralph M. Polumbo .........    10,000(a)               1.5      11.47         (b)          (b)           (b)
William G. Ellerkamp .....     8,500(a)               1.3      11.47         (b)          (b)           (b)

__________

(a) Would vest as to 25% of the shares underlying the option on each of the first, second, third and fourth anniversary of the day of grant.
(b) As discussed under "Ten-Year Option Repricing" below, the named executive officer has exchanged this option for a new option to be granted at the first meeting of our compensation and management development committee held after December 7, 2003.

Stock Option Values as of June 30, 2003

         Neither our Chief Executive Officer nor any of the other executive officers named in the Summary Compensation Table above exercised any options during our year ended June 30, 2003. As discussed under "Ten-Year Option Repricing" below, each of our named executive officers has exchanged certain options for new options to be granted at the first meeting of our compensation and Management Development Committee held after December 7, 2003.

Director Compensation

         We compensate our non-employee directors at the rate of $12,500 per year, payable, at their option, in cash or shares of our common stock. During fiscal 2003, we did not grant our non-employee directors any options to purchase shares of our common stock. Additionally, certain of our directors participated in our option exchange offer during fiscal 2003, as described under "--Ten-Year Option Repricing." During fiscal 2003, we granted each non-employee director 13,333 shares of restricted stock that vests over three years. We reimburse directors for reasonable out-of-pocket expenses incurred in attending board and committee meetings.

Equity Compensation Plan Information

         The following table sets forth information about our equity compensation plans as of June 30, 2003:

                                                                                            Number of securities
                                   Number of securities to            Weighted-average       remaining available for
                                   be issued upon exercise           exercise price of           future issuance
                                   of outstanding options,          outstanding options,          under equity
        Plan Category                warrants and rights            warrants and rights         compensation plans
        -------------                -------------------            -------------------         ------------------
Equity compensation plans
   approved by security
   holders .....................            1,409,933                      $6.10                         3,822,323 (a)
Equity compensation plans
   not approved by security
   holders .....................                   --                         --                                --
                                  ---------------------------      -----------------------    --------------------
  Total ........................            1,409,933                      $6.10                         3,822,323
                                  ===========================      =======================    ====================

_____________
(a) Includes 273,773 shares available for issuance under our 2001 Employee Stock Purchase Plan. The number of shares reserved for issuance under the purchase plan is subject to an annual increase on the first day of each fiscal year equal to the lowest of 750,000 shares, 2.5% of our outstanding stock on that date or such lesser amount as may be determined by our board of directors.

Ten-Year Option Repricing

         On May 8, 2003, we offered our employees and directors the opportunity to exchange any options granted to them under our 1999 stock plan for replacement options to purchase shares of our common stock. We made this offer as all of our outstanding options were at exercise prices significantly higher than our then current stock price. For those who elected to participate in this offer, the options they elected to exchange were cancelled and no longer valid as of June 6, 2003, and we will grant replacement options at the first meeting of our compensation and management development committee held after December 7, 2003. The replacement options will enable the holder to purchase one-half of the number of shares exchanged, will have a term of 10 years from the date of grant and will have an exercise price equal to the fair market value on the date the new option is granted.

         The following table sets forth information regarding options held by the executive officers named in the Summary Compensation Table above that were exchanged pursuant to our option exchange offer, which expired on June 6, 2003. Our compensation and management development committee approved the option exchanges in order to restore the incentive value of such options.

                                                10-Year Option Repricing

                                        Number of                                                             Length of
                                        Securities                                                        Original Option
                                        Underlying    Market Price of   Exercise Price at                  Time Remaining
                                         Options     Stock at Time of        Time of        New Exercise     at DAte of
 Name                      Date         Repricing       Repricing(a)         Repricing         Price         Repricing
 ----                      ----         ---------       ------------         ---------         -----         ---------
 Richard J. Effress ...   6/6/03         300,000           $3.32              $16.24            (b)           11/21/10
                          6/6/03         100,000            3.32               17.00            (b)           11/13/11
                          6/6/03          50,000            3.32               11.47            (b)            8/12/12
 Daniel C. Croteau ....   6/6/03          15,000            3.32                 (c)            (b)           11/15/09
                          6/6/03           5,000            3.32                 (c)            (b)            4/19/10
                          6/6/03          10,000            3.32               16.24            (b)            6/20/10
                          6/6/03          20,000            3.32               16.24            (b)             9/7/10
                          6/6/03          30,000            3.32               20.00            (b)            6/27/11
                          6/6/03           1,620            3.32               17.00            (b)           11/13/11
                          6/6/03           6,667            3.32               17.00            (b)           11/13/11

                             6/6/03        33,333         3.32         17.00         (b)         1/17/12
                             6/6/03        20,000         3.32         11.47         (b)         8/12/12
 R. Richard Snider ........  6/6/03        75,000         3.32         14.00         (b)         1/17/10
                             6/6/03        10,000         3.32         17.00         (b)          2/6/11
                             6/6/03         5,000         3.32         17.00         (b)         11/13/11
                             6/6/03        10,000         3.32         17.00         (b)         1/17/12
                             6/6/03        15,000         3.32         11.47         (b)         8/12/12
 Ralph M. Polumbo .........  6/6/03        60,000         3.32         12.00         (b)          4/7/09
                             6/6/03        10,000         3.32         14.00         (b)         1/17/10
                             6/6/03         8,333         3.32         17.00         (b)         11/13/11
                             6/6/03        16,667         3.32         17.00         (b)         1/17/12
                             6/6/03        10,000         3.32         11.47         (b)         8/12/12
 William G. Ellerkamp .....  6/6/03        51,884         3.32         16.24         (b)         6/20/10
                             6/6/03        27,500         3.32         16.24         (b)         11/21/10
                             6/6/03         8,500         3.32         11.47         (b)         8/12/12

_________
(a) Represents the closing sales price of our common stock on the Nasdaq Stock Market on June 6, 2003.
(b) In June 2003, the named executive officers exchanged options to purchase the number of shares of our common stock set forth in the above table with the exercise price indicated for the issuance of 225,000 shares of our common stock with an exercise price equal to the closing sales price of our common stock on the Nasdaq stock market on the date of the first meeting of our compensation and management development committee held after December 7, 2003. The new options will vest in four equal annual installments on each of the first four anniversaries of the date the new options are granted and will have other terms and conditions that will be substantially similar to those of the cancelled options.
(c) The exercise price of one-fourth of the shares issuable upon exercise of such options was $14.00, $15.40, $16.94, and $18.63, respectively.

         In addition to the options surrendered by Messrs. Effress, Croteau, Snider, Polumbo and Ellerkamp, the following executive officers surrendered options to purchase the number of shares indicated: Mr. Dahl surrendered options to purchase 30,000 shares of common stock with an exercise price of $8.25 per share; and Mr. Kullback surrendered options to purchase 100,000 shares of common stock with an exercise price of $8.25 per share.

         Additionally, the following directors surrendered options to purchase the number of shares indicated: Mr. Ciffolillo surrendered options to purchase 37,500 shares of common stock with an exercise price of $17.00 per share and options to purchase 2,100 shares of common stock with an exercise price of $13.19 per share; Mr. Galiardo surrendered options to purchase 3,750 shares of common stock with an exercise price of $14.00 per share, options to purchase 3,750 shares of common stock with an exercise price of $15.40 per share, options to purchase 3,750 shares of common stock with an exercise price of $16.94 per share, options to purchase 3,750 shares of common stock with an exercise price of $18.63 per share, options to purchase 22,500 shares of common stock with an exercise price of $16.24 per share and options to purchase 2,100 shares of common stock with an exercise price of $13.19 per share; Mr. Kidd surrendered options to purchase 2,100 shares of common stock with an exercise price of $13.19 per share; Mr. Long surrendered options to purchase 2,100 shares of common stock with an exercise price of $13.19 per share; Mr. Manire surrendered options to purchase 37,500 shares of common stock with an exercise price of $16.24 per share and options to purchase 2,100 shares of common stock with an exercise price of $13.19 per share; and Mr. Sloane surrendered options to purchase 469 shares of common stock with an exercise price of $14.00 per share, options to purchase 469 shares of common stock with an exercise price of $15.40 per share, options to purchase 469 shares of common stock with an exercise price of $16.94 per share, options to purchase 468 shares of common stock with an exercise price of $18.63 per share, options to purchase 2,812 shares of common stock with an exercise price of $16.24 per share, options to purchase 32,813 shares of common stock with an exercise price of $17.00 per share and options to purchase 2,100 shares of common stock with an exercise price of $13.19 per share.

Employment Arrangements

       We have entered into the following employment agreements with our Chief Executive Officer and the other executive officers named in the Summary Compensation Table above:

       . our employment agreement with Mr. Effress that provides him with a base salary of $309,000, subject to increase by the compensation and management development committee, and a bonus opportunity of at least 100% of his base salary at target performance;

       . our employment agreement with Mr. Croteau that provides him with a base salary of $225,000, subject to increase by the compensation and management development committee, and a bonus opportunity of at least 50% of his base salary at target performance; and

       . our employment agreement with Mr. Snider that provides him with a base salary of $240,000, subject to increase by the compensation and managaement development committee, and a bonus opportunity of at lease 50% of his base salary at target performance; and

       . our employment agreement with Mr. Polumbo that provides him with a base salary of $206,000, subject to increase by the compensation and managaement development committee, and a bonus opportunity of at lease 50% of his base salary at target performance; and

       . our employment agreement with Mr. Ellerkamp that provides him with a base salary of $190,600, subject to increase by the compensation and managaement development committee, and a bonus opportunity of at lease 50% of his base salary at target performance; and

       Additionally, Messrs. Effress, Croteau, Dahl, Ellerkamp, Kullback, Polumbo, and Snider have entered into employment severance and termination agreements that provide for them to receive an amount equal to their base salary for one year following a termination by us without cause or following a termination by them for good reason. The amount would be reduced by any amounts they receive from any new employer during the year (but they will in any event receive an amount at least equal to their base salary for six months) and payment is conditioned upon their agreement not to compete with us or solicit our employees or customers during that one-year period. If any of these employees are terminated without cause or leave MedSource with good reason within one year following a change of control of MedSource, we would be required to pay them a lump sum equal to two times the highest annual cash compensation they received during their three prior years of employment and would be required to provide them with health benefits for 24 months following termination. Receipt of the lump sum payment would not be conditioned upon their agreement not to compete or solicit our employees or customers. In the event of a change of control, the options and restricted stock held by Messrs. Effress, Croteau, Dahl, Ellerkamp, Kullback, Polumbo and Snider will become immediately exercisable in full.

Compensation and Management Development Committee Interlocks and Insider Participation in Compensation Decisions

       The members of our compensation and management development committee are Messrs. Ciffolillo, Galiardo, Long and Sloane, all of whom are non-employee directors.

          REPORT WITH RESPECT TO EXECUTIVE COMPENSATION DETERMINATIONS

       The following report with respect to our compensation policies applicable to the determination of the compensation of our executive officers for fiscal 2003 is presented by our compensation and management development committee.

Executive Compensation.

       Compensation of executive officers consists of:

         .   base salary;

         .   annual incentive compensation or bonus; and

         .   long term incentives, primarily stock options or restricted stock.

       All determinations as to the compensation of an executive officer who is also a member of our board is made on an individual basis by our board, based on recommendations of our compensation and management development committee and after consultation with senior management, although an executive officer who is also a member of the board does not participate in the board's determination of his own compensation. In making its decisions as to base salary, our board gives effect to the executive's performance and responsibilities, inflationary trends, competitive market conditions and other subjective factors, without ascribing specific weights to these factors. Bonuses are based upon our performance, as well as the executive's overall performance, contribution toward our profitability, meeting corporate objectives and, in certain instances, meeting specific corporate goals or completing specific programs or projects. The compensation (salary and bonuses) of our executive officers is determined by our compensation committee, who are all members of our board of directors, utilizing similar subjective criteria. In addition, we used external consultants to evaluate our executive officer's compensation against comparable companies' executive officer compensation packages.

       Base Salary. Base salary is annual cash compensation and is determined by the executive's job responsibilities and competitive market factors, including general or regional economic conditions and cost of living changes. Base salary is reviewed and adjusted annually based on a salary range, which reflects competitive salaries for executives with similar responsibilities.

       Bonus. Annual incentive bonuses for executive officers are intended to reflect our belief that a significant portion of the annual compensation of each executive officer should be contingent upon our company's performance. To carry out this philosophy, MedSource has implemented a Management Incentive Plan in which bonuses are payable upon achievement of certain performance targets. Under the MIP, our executive officers are eligible to earn bonuses of between 50% and 100% of their base salary.

       At the beginning of each year, we determine a reference bonus for each executive based on a competitive range, which reflects the executive's job responsibilities and competitive market conditions. At year-end, we determine the actual bonus to be paid to the executive based on our company's overall performance, as well our assessment of the achievement of stated subjective goals, which vary for each executive.

       For our year ended June 30, 2003, we measured our company's performance based on certain financial and non-financial objectives. Our executive officers were eligible to earn 20% of their bonus based upon the extent that we achieved certain company-wide strategic objectives and were eligible to earn the remaining 80% of their bonus based upon the extent that we achieved certain financial and non-financial targets. Based upon company-wide and individual performance during fiscal 2003, our executive officers received bonuses ranging from 6.7% of their base salary to 16.7% of their base salary.

       Long-Term Incentive Compensation. We use stock-based compensation in the form of stock options or restricted stock to link long-term executive compensation to long-term increases in stockholder value. Our determination of the number of stock options to be granted or restricted stock to be awarded is based on competitive practices and the executive's level of responsibility. We give consideration to the number of stock options or shares of restricted stock previously granted to an executive in considering the appropriate size of an award.

       Historically we used stock options as the primary method of providing long-term incentive compensation to key employees, including our executive officers. Beginning in fiscal 2002, we also began issuing restricted stock grants to provide long-term incentive to our key employees, including our executive officers. We granted the restricted stock as part of the total bonus payable to our key employees for fiscal 2002. We believe that stock options and restricted stock foster the interest of key employees in seeking our long-term growth, as well as linking their interests with the overall interest of stockholders. In determining when to grant options and restricted stock and the size of the award to any particular executive, we take into consideration factors such as the executive's position, level of responsibility, value to us, objectives, accomplishments and performance, the incentive and objectives intended to be provided, when the last prior option was granted to the individual, the individual's other compensation and the recommendation of senior management. No one factor is given special weight, but decisions are made based on an overall assessment of each individual.

Option Exchange

       In June 2003, each of Messrs. Effress, Croteau, Ellerkamp, Polumbo, and Snider agreed to exchange stock options held by them for options to purchase one-half of the number of shares subject to such options, so long as they continued to be employed by us at the first meeting of our compensation and management development committee held after December 7, 2003. See the table under the heading "Ten-Year Option Repricings" included elsewhere in this Proxy Statement.

       The compensation and management development committee approved the option exchanges for Messrs. Effress, Croteau, Ellerkamp, Polumbo and Snider because we believed that executive officers with equity incentives, the value of which increases over time, creates performance incentives and helps us retain valuable employees. The stock options surrendered by Messrs. Effress, Croteau, Ellerkamp, Polumbo and Snider had exercise prices ranging from $11.47 to $20.00 per share, significantly above the market price of our common stock. On the effective date of the exchange, the closing market price of our common stock as reported by the Nasdaq Stock Market was $3.32. Accordingly, we believed that the option exchange program was an appropriate mechanism to create performance incentives and retain these executives.

Chief Executive Officer Compensation

       We used the same compensation philosophy and guidelines discussed above to determine Mr. Effress's compensation in fiscal 2003. In determining the fiscal 2003 annual compensation of Mr. Effress, our Chief Executive Officer, we determined to increase his base salary to $309,000 per year, and established financial and non-financial targets that would provide him with a bonus opportunity equal to 100% of his base salary if those targets are achieved and grant him options to purchase 50,000 shares of common stock, based upon Mr. Effress's leadership, experience, knowledge and reputation in the industry in which we conduct business, subject to re-evaluation during the year if circumstances warrant. Mr. Effress's compensation package was evaluated against other Chief Executive Officer compensation packages of comparable companies by an external consultant.

Certain Tax Legislation

       Section 162(m) of the Internal Revenue Code of 1986 ("Section 162(m)") generally precludes a public company from taking a federal income tax deduction for annual compensation in excess of $1,000,000 paid to its chief executive officer or any of its four other most highly compensated executive officers. Certain "performance based compensation," however, is excluded from the deduction limitation. We believe that all of the fiscal 2003 compensation of our executive officers, including compensation resulting from the exercise of stock options, is deductible.

                                        Respectfully,

                                        John Galiardo, Chairman
                                        Joseph Ciffolillo
                                        T. Michael Long
                                        Carl S. Sloane

                      STOCKHOLDER RETURN PERFORMANCE GRAPH

       Our common stock has been listed on the Nasdaq Stock Market's National Market since March 27, 2002. The following graph compares the cumulative total stockholder return to holders of our common stock with the Nasdaq National Market and the Nasdaq Medical Equipment Index. The comparison assumes $100 was invested on March 27, 2002 in our common stock and in each of the comparison groups, and assumes reinvestment of dividends (we paid no dividends during the periods):

                 COMPARISON OF 15 MONTH CUMULATIVE TOTAL RETURN*
AMONG MEDSOURCE TECHNOLOGIES, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX AND THE
                              NASDAQ MEDICAL EQUIPMENT INDEX

                              [PERFORMANCE GRAPH]

MEDSOURCE TECHNOLOGIES INC

                                                         Cumulative Total Return
                             -----------------------------------------------------------------------
                               3/27/02      3/02       6/02      9/02     12/02     3/03      6/03
MEDSOURCE TECHNOLOGIES, INC.    100.00     108.00     102.08    62.67     54.08    15.08     35.33
NASDAQ STOCK MARKET (U.S.)      100.00     101.04      80.54    64.62     73.72    74.17     89.42
NASDAQ MEDICAL EQUIPMENT        100.00     101.09      92.48    84.08     84.15    85.39     99.08

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors, and persons who beneficially own more than 10% of our common stock, to file initial reports of ownership, and reports of changes of ownership, of our equity securities with the Securities and Exchange Commission and furnish copies of those reports to us. Based solely upon a review of the copies of the reports furnished to us to date and representations that no reports were required, we believe that all reports required to be filed by such persons with respect to our fiscal year ended June 30, 2003 were timely filed, except that a report of changes in Beneficial Ownership on Form 4 of Mr. Polumbo was filed late (such report disclosed the disposal by Mr. Polumbo of 889 shares of our common stock as payment for withholding taxes due in connection with the vesting of certain shares of restricted stock).

              CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

         Whitney & Co. and The 1818 Fund III each have the right to require us to register their shares under the Securities Act, subject to the right of the underwriters in an underwritten public offering to decrease the number of shares offered by them due to market conditions If either of them makes such a request, then Messrs. Effress, Galiardo, Kidd, Kelly, Manire and Sloane and other stockholders have the right to require us to register their shares under the Securities Act, subject to the right of the underwriters in an underwritten public offering to decrease the number of shares offered by them due to market conditions.

                      RATIFICATION OF SELECTION OF AUDITORS

         Our board has, subject to stockholder ratification, selected Ernst & Young as the independent auditors to audit our financial statements for the fiscal year ending June 30, 2004.

Audit Fees

         Audit fees billed and expected to be billed by Ernst & Young for its audits of the annual financial statements of the Company and its subsidiaries for the year ended June 30, 2003 and for its reviews of the financial statements included in Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission for that year were $195,500.

Financial Information Systems Design and Implementation Fees

         We did not engage Ernst & Young to provide advice regarding financial information systems design or implementation during the fiscal year ended June 30, 2003.

All Other Fees

         Fees billed and expected to be billed by Ernst & Young for all other services rendered to us during our year ended June 30, 2003 were $321,100, including audit related services of $98,500 and non-audit related services of $222,600. Audit related services principally include fees for accounting consultants and assistance with due diligence related to acquisitions. Non-audit related fees consist of tax related services.

         In connection with the standards for independence of our independent public accountants promulgated by the Securities and Exchange Commission, our audit committee has considered whether the provision of such services is compatible with maintaining the independence of Ernst & Young.

Anticipated Attendance by Ernst & Young at the Annual Meeting

         Ernst & Young has indicated to us that it intends to have a representative present at our annual meeting who will be available to respond to appropriate questions. This representative will have the opportunity to make a statement if he or she so desires.

Required Vote

         A resolution will be submitted to stockholders at our annual meeting for the ratification of our board's selection of Ernst & Young as the independent auditors to audit our financial statements for the fiscal year ending June 30, 2003. The affirmative vote of a majority of the votes cast at our annual meeting in person or by proxy will be required to adopt this resolution. Our board recommends a vote "FOR" this resolution. Abstentions and broker non-votes will have no effect on the outcome of the vote on this proposal.

         If the resolution selecting Ernst & Young as independent public accountants is adopted by our stockholders, our board nevertheless retains the discretion to select different auditors should it then deem it in our best interests. Any such future selection need not be submitted to a vote of stockholders.

         Our board recommends a vote "FOR" this resolution.

                                  MISCELLANEOUS

Cost of Soliciting Proxies

         We will bear the expense of soliciting proxies in the enclosed form. We have retained Georgeson Shareholder Services, a proxy solicitation firm, to solicit proxies in connection with the annual meeting at a cost of approximately $1,200 plus expenses. In addition, we may reimburse banks, brokerage firms and other custodians, nominees and fiduciaries representing beneficial owners of shares for their expenses in forwarding soliciting materials to such beneficial owners. Proxies may also be solicited by certain of our directors, officers and employees, personally or by telephone, telegram, facsimile or other means of communication. No additional compensation will be paid for such services.

Householding of Annual Meeting Materials

         Some banks, brokers and other nominee record holders may be participating in the practice of "householding" proxy statements and annual reports. This means that only one copy of our proxy statement or annual report to stockholders may have been sent to multiple stockholders in each household. We will promptly deliver a separate copy of either document to any stockholder upon written or oral request to our Marketing and Communications Manager at 110 Cheshire Lane, Suite 100, Minneapolis, Minnesota 55305, (952) 807-1234. Any stockholder who wishes to receive separate copies of the annual report to stockholders and proxy statement in the future, or any stockholder who is receiving multiple copies and would like to receive only one copy per household, should contact the stockholder's bank, broker, or other nominee record holder, or the stockholder may contact our Marketing and Communications Manager at the above address or phone number.

Stockholder Proposals

         From time to time stockholders may present for consideration at meetings of stockholders proposals that may be proper subjects for inclusion in the proxy statement and form of proxy distributed in connection with those meetings. In order to be so included, such proposals must be submitted in writing on a timely basis. Stockholder proposals intended to be included in our proxy statement and form of proxy to be used in connection with our 2004 annual meeting of stockholders, which we expect to be held on or about November 4, 2004, must be received by us by June 1, 2004. Any such proposals, as well as any questions relating thereto, should be directed to MedSource Technologies, Inc., 110 Cheshire Lane, Suite 100, Minneapolis, Minnesota 55305, Attention: Corporate Secretary.

         Our certificate of incorporation and bylaws, as presently in effect, require stockholders who intend to nominate directors or propose business at any annual meeting to provide timely notice of such intended action, as well as certain additional information, to us. To be timely, such notice and information must be received by our Corporate Secretary at 110 Cheshire Lane, Suite 100, Minneapolis, Minnesota 55305 not less than 90 nor more than 120 days prior to date of the annual meeting. However, in the event less than 100 days' notice or prior public disclosure of the date of the annual meeting is given or made to stockholders, advance notice of nominations or business proposed by a stockholder to be timely must be received by us not later than the close of business on the tenth calendar day following the date on which such notice or public disclosure of the date of the annual meeting was mailed or such public disclosure was made. Copies of our bylaws are available upon request made to our Corporate Secretary.

                                     By Order of the Board of Directors

                                     William J. Kullback, Secretary
                                     Minneapolis, Minnesota

October 2, 2003

                                   Appendix A

                          MEDSOURCE TECHNOLOGIES, INC.
                         CHARTER OF THE AUDIT COMMITTEE
                            OF THE BOARD OF DIRECTORS

                                  Organization

         This charter governs the operations of the audit committee ("committee"). The committee shall be appointed by the Board of Directors ("Board") and shall comprise at least three directors including one director designated to serve as chairperson. Each member of the committee is to be independent of management and the Company. Members of the committee shall be considered independent if they have no relationship that may interfere with the exercise of their independence from management and the Company. All committee members shall be financially literate, or shall become financially literate within a reasonable period of time after appointment to the committee, and at least one member shall have accounting or related financial management expertise.

                               Statement of Policy

         The audit committee shall provide assistance to the board of directors in fulfilling its oversight responsibility to the shareholders, potential shareholders, the investment community, and others relating to the Company's financial statements and the financial reporting process, the systems of internal accounting and financial controls, the annual independent audit of the Company's financial statements, and the legal compliance and ethics programs as established by management and the board. In so doing, the committee is responsible for maintaining free and open communication between the committee, independent auditors, and management of the Company. In discharging its oversight role, the committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and the power to retain outside counsel or other experts for this purpose.

                                Responsibilities

         The primary responsibility of the audit committee is to oversee the Company's financial reporting process on behalf of the Board and report the results of its activities to the Board. Management is responsible for preparing and certifying the Company's financial statements, and the independent auditors are responsible for auditing those financial statements. In carrying out its responsibilities, the committee's policies and procedures should remain flexible in order to best react to changing conditions and circumstances. The committee should take the appropriate actions to set the overall corporate expectation for quality financial reporting, sound business risk practices, and ethical behavior.

                                    Processes

         The principal recurring processes of the audit committee for carrying out its oversight responsibilities are detailed in the following paragraphs.

         The committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the Board and the committee as representatives of the Company's shareholders. The committee shall have the ultimate authority and responsibility to evaluate and, where appropriate, recommend the replacement of the independent auditors. The committee shall have the sole authority and responsibility to evaluate and discuss with the auditors their independence from management and the Company including the matters in the written disclosures required by the Independence Standards Board and shall consider the compatibility of all services with the auditors' independence.

Annually, the committee shall review and recommend to the board the selection of the Company's independent auditors, subject to shareholders' approval.

         The committee shall discuss with the independent auditors the overall scope and plans for their audit(s) including the adequacy of staffing and compensation. The committee, subject to pre-established limits, shall approve any special projects or any consultative engagement on accounting or auditing matters to be performed by the Company's auditors. Also, the committee shall discuss with management and the independent auditors the adequacy and effectiveness of the accounting and financial controls, including the company's system to monitor and manage business risk, and legal and ethical compliance programs. In addition, the committee is responsible for overseeing the process of monitoring compliance to the company's code of business conduct as well as reviewing any cases of noncompliance to the code. The committee shall meet separately with the independent auditors, with and without management present, to discuss the results of their examinations.

         The committee shall review the interim financial statements with management and the independent auditors prior to the filing of the Company's Quarterly Reports on form 10-Q. Also, the committee shall discuss the results of quarterly reviews and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards. The chair of the committee may represent the entire committee for the purposes of this review.

         The committee should ensure that any presentation of pro-forma financial information is reconciled to GAAP financial statements in all of the Company's filings and other presentations of financial information. Any amendments to guidance provided to the public should be reviewed in advance by the committee.

         The committee shall review with management and the independent auditors the financial statements to be included in the Company's Annual Report on Form 10-K (or the annual report to shareholders if distributed prior to the filing of Form 10-K), including their judgment about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. Also, the committee shall discuss the results of the annual audit and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards.

         Lastly, the committee will review its charter at least annually and modify as appropriate.

         The above reference processes are set forth as guidelines with the mandate that the committee supplement them as appropriate to properly execute its duties and responsibilities.

                    PROXY MEDSOURCE TECHNOLOGIES, INC. PROXY

           Proxy for Annual Meeting of Stockholders - November 4, 2003 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints, as proxies for the undersigned, Richard J. Effress and William J. Kullback, or either of them, with full power of substitution, to vote all shares of the capital stock of MedSource Technologies, Inc., a Delaware corporation (the "Company"), that the undersigned is entitled to vote at the Company's annual meeting of stockholders to be held on Tuesday, November 4, 2003, at 2:00 p.m., New York time, at the offices of Jenkens & Gilchrist Parker Chapin LLP, 405 Lexington Avenue, New York, New York 10174, receipt of notice of which meeting and the proxy statement accompanying the same being hereby acknowledged by the undersigned, and at any adjournments or postponements thereof, upon the matters described in the notice of meeting and proxy statement and upon such other business as may properly come before the meeting or any adjournments or postponements thereof, hereby revoking any proxies heretofore given.

     Each properly executed proxy will be voted in accordance with the specifications made below and in the discretion of the proxies on any other matter that may come before the meeting. Where no choice is specified, this proxy will be voted FOR all listed nominees to serve as directors and FOR each of the proposals set forth below.

The Board of Directors recommends a vote FOR all listed nominees and FOR Proposal 2

1.   Election of three directors   [_]..FOR all nominees listed                [_]..WITHHOLD AUTHORITY
                                        (except as marked to the contrary)         to vote for all listed nominees

Nominees: John W. Galiardo and Carl S. Sloane

(Instruction: To withhold authority to vote for any individual nominee, circle that nominee's name in the list provided above.)

2. Proposal to ratify and approve the appointment of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending June 30, 2004.

[_]  FOR          [_] AGAINST       [_] ABSTAIN

PLEASE MARK THIS PROXY ON THIS SIDE AND DATE AND SIGN THIS PROXY ON THE REVERSE SIDE

                                        The shares represented by this proxy
                                   will be voted in the manner directed. In the absence of any direction, the shares will be voted FOR each nominee named in Proposal 1 and FOR Proposal 2 and in accordance with their discretion on such other matters as may properly come before the meeting.

                                   Dated: ________________________________, 2003

                                   _____________________________________________

                                   _____________________________________________
                                                   Signature(s)

                                   (Signature(s) should conform to names as registered. For jointly owned shares, each owner should sign. When signing as attorney, executor, administrator, trustee, guardian or officer of a corporation, please give full title).

PLEASE MARK THIS PROXY ON THE REVERSE SIDE AND DATE AND SIGN THIS PROXY ON THIS SIDE